       As filed with the Securities and Exchange Commission on June 16, 1998
                                                 Registration No. 333-______

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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D. C. 20549

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                              HAMBRECHT & QUIST GROUP

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                              94-3246636

      (State or other jurisdiction       (I.R.S. Employer Identification No.)
    of incorporation or organization)


                                  One Bush Street
                          San Francisco, California  94104

            (Address of principal executive offices, including zip code)

                                   (415) 439-3000

                (Registrant's telephone number, including area code)

                                  1996 EQUITY PLAN

                              (Full title of the Plan)

                                STEVEN N. MACHTINGER
                           General Counsel and Secretary
                              Hambrecht & Quist Group
                                  One Bush Street
                          San Francisco, California 94104
                                   (415) 439-3000

              (Name, address and telephone number of agent for service)

                          CALCULATION OF REGISTRATION FEE

                                    Proposed         Proposed
     Title of                        maximum         maximum
  securities to    Amount to be  offering price     aggregate         Amount of
  be registered   registered (1)    per share     offering price  registration fee
  -------------   -------------- ---------------  --------------  ----------------
 Common Stock,       2,000,000       $27.75       $55,500,000(2)     $16,818.18
 $.01 par value

(1) Represents additional shares issuable pursuant to Registrant's 1996 Equity Plan (the "Plan") following stockholder approval of amendments to the Plan at the Registrant's Annual Meeting held on February 24, 1998.

(2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to 2,000,000 shares of Common Stock, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Registrant's Common Stock as reported on the New York Stock Exchange on June 15, 1998.

                                      Part II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INFORMATION INCORPORATED BY REFERENCE.

     Pursuant to General Instruction E to Form S-8, except as set forth herein, the contents of the Registration Statement filed by the Registrant under Registration Number 333-13799 are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto:

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As of June 5, 1998, Steven N. Machtinger, General Counsel and Secretary of the Registant, beneficially owns 148,463 shares of the Registrant's Common Stock and holds options to purchase 46,676 shares of the Registrant's Common Stock.

ITEM 8.   EXHIBITS.

      Exhibit
      Number                               Document
      5.01              Opinion of Counsel, as to the legality of securities
                        being registered

      10.01             Registrant's 1996 Equity Plan, as amended

      23.01             Consent of Independent Public Accountants

      24.01             Power of Attorney (see page 4)

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California on June 11, 1998.

                              HAMBRECHT & QUIST GROUP
                              a Delaware corporation


                              By:  /s/ Daniel H. Case III
                                 ---------------------------------------
                                   Daniel H. Case III
                                   Chairman and Chief Executive Officer


                              By:  /s/ Patrick J. Allen
                                 ---------------------------------------
                                   Patrick J. Allen
                                   Chief Financial Officer

                                 POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Daniel H. Case III, Patrick J. Allen and Steven N. Machtinger, or any of them (with full power to each of them to act alone), his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file them and any other related documents, with the Securities and Exchange Commission. Each person further ratifies and confirms all that each of the attorneys-in-fact, or his substitute or substitutes, may do or cause to be done with regard to this Registration Statement on Form S-8.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                     Title                     Date
           ---------                     -----                     ----
 /s/ Daniel H. Case III       Chairman of the Board and       June 11, 1998
----------------------------  Chief Executive Officer
 Daniel H. Case III           (Principal Executive
                              Officer)


 /s/ William R. Timken        Vice Chairman of the            June 11, 1998
----------------------------  Board of Directors
 William R. Timken

 /s/ Patrick J. Allen         Chief Financial Officer         June 11, 1998
----------------------------  (Principal Accounting and
 Patrick J. Allen             Financial Officer)


 /s/ Howard B. Hillman        Director                        June 16, 1998
----------------------------
 Howard B. Hillman

 /s/ William E. Mayer         Director                        June 11, 1998
----------------------------
 William E. Mayer

                              Director                        June   , 1998
----------------------------
 William J. Perry

 /s/ Edmund H. Shea, Jr.      Director                        June 11, 1998
----------------------------
 Edmund H. Shea, Jr.

                                 INDEX TO EXHIBITS

       Exhibit
        Number                             Document
       -------                             --------
      5.01      Opinion of Counsel, as to the legality of securities being registered

      10.01     Registrant's 1996 Equity Plan, as amended

      23.01     Consent of Independent Public Accountants

      24.01     Power of Attorney (see page 4)